Exhibit 10.10

LEASE

DATED

August 20, 2026

by and between

IIP-NY 1 LLC,

a Delaware limited liability company

and

GROWN ROGUE NEW YORK, LLC,

a New York limited liability company

14 Hudson Crossing Drive

Montgomery, New York 12549

LEASE AGREEMENT

This Lease Agreement (this “Lease”), dated August 20, 2026 (the “Execution Date”), is made between IIP-NY 1 LLC, a Delaware limited liability company (“Landlord”), and GROWN ROGUE NEW YORK, LLC, a New York limited liability company (“Tenant”).

RECITALS

A. WHEREAS, Landlord is the owner of certain real property (the “Property”) and the improvements on the Property located at 14 Hudson Crossing Drive in Montgomery, New York, including the buildings located thereon (the “Buildings” and, together with the Property, the “Project”);

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below), pursuant to the terms and conditions of this Lease, as detailed below; and

C. WHEREAS, Grown Rogue International, Inc., an Ontario corporation, and Grown Rogue Unlimited, LLC, an Oregon limited liability company (each, a “Guarantor”), are each a direct or indirect parent or an affiliate of Tenant that is deriving a benefit from Landlord and Tenant entering into this Lease and have each agreed to enter into a guaranty in the form attached as Exhibit D hereto (the “Guaranty”), without which Landlord would not agree to enter into this Lease.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Project, including the premises described on Exhibit A attached hereto, including the Buildings, shafts, cable runs, mechanical spaces, rooftop areas, landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses (collectively, the “Premises”).

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. The monthly base rent (“Base Rent”) for the Term following the Commencement Date shall be as set forth on the Base Rent schedule attached as Exhibit F attached hereto below, subject to subsequent adjustment under this Lease.

2.2. Security Deposit:

2.3. “Permitted Use”: Agricultural growth and processing of agricultural materials, including cannabis, industrial and office space, in accordance with current zoning for the Premises and in conformity with all Applicable Laws (as defined below). The Permitted Use shall include the cultivation and processing of cannabis plant parts and resins into products, and the storage of same for transport, and such other related use or uses permitted under Applicable Laws.

2.4. Address for Rent Payment:

IIP-NY 1 LLC
c/o Comerica Bank
5450 Jackson Drive
La Mesa, CA 91942
ABA: 121137522
Account: 1895126611

2.5. Address for Notices to Landlord:

IIP-NY 1 LLC
11440 West Bernardo Court, Suite 100
San Diego, California 92127
Attn: Legal
pm@iipreit.com
Kelly.Spicher@iipreit.com

2.6. Address for Notices and Invoices to Tenant:

Grown Rogue New York, LLC
c/o Grown Rogue Unlimited, LLC
550 Airport Road
Medford, OR 97504
Attn: Accounting
accounting@grownrogue.com

With a copy to:

Jake Wooten
Email: Jakewooten@grownrogue.com

2.7. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Tenant’s Personal Property
Exhibit C	Form of Estoppel Certificate
Exhibit D	Form of Guaranty
Exhibit E-1	Tenant Work Insurance Requirements
Exhibit F	Base Rent Schedule
Exhibit G	Site Plan for Landlord Work

3. Term; Election to Extend or Terminate.

3.1. Term. The initial term of this Lease (the “Initial Term”) shall commence on August 20, 2026 (the “Commencement Date”) and end on the date that is forty-two (42) months after the Commencement Date (the “Initial Term Date”), subject to earlier termination of this Lease as provided herein. As used in this Lease, the “Term” shall mean the Initial Term and the Extension Period, as applicable, in each case, as the same may be earlier terminated in accordance with the provisions of this Lease.

3.2. Election to Extend or Terminate. Subject to and in accordance with the terms of this Section, Tenant shall be required to elect to either (a) extend the Initial Term of this Lease for a period of twenty-four (24) months (such extended period, the “Extension Period”), on the same terms and conditions in effect under this Lease immediately prior to the commencement of the Extension Period with Base Rent payable in the applicable amounts for the Extension Period as set forth on the Base Rent Schedule attached as Exhibit F hereto, or (b) not extend the Initial Term, in which case Tenant shall be required to vacate and surrender the Premises in accordance with the terms herein and pay to Landlord the amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the “Termination Fee”) on or before the Initial Term Date. Tenant may exercise the option to extend the Initial Term for the Extension Period by providing written notice to Landlord of its election to extend (the “Extension Notice”) no later than six (6) months prior to the Initial Term Date (the “Extension Deadline”). Notwithstanding the foregoing, Tenant shall not have the right to elect to extend the Initial Term pursuant to Section 3.2(a) above and any Extension Notice received by Landlord shall be deemed null and void (i) during the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; (ii) at any time after any Default and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or (iii) in the event that Tenant has defaulted in the performance of its obligations under this Lease three (3) or more times during the six (6)-month period immediately prior to the Extension Deadline, whether or not Tenant has cured such defaults. In the event that Tenant fails to deliver the Extension Notice to Tenant on or before the Extension Deadline or is prohibited from extending the Initial Term pursuant to this Section, then Tenant shall be deemed to have elected to not to extend the Initial Term pursuant to Section 3.2(b) above and shall be required to timely vacate and surrender the Premises and pay the Termination Fee to Landlord on or before the Initial Term Date. In the event that Tenant extends the Initial Term in accordance with this Section 3.2, then to the extent not self-operative per the Guaranty and further documentation is required under Applicable Law, each Guarantor shall execute and deliver to Landlord an amendment to such Guarantor’s Guaranty that explicitly extends Guarantor’s obligations so that Guarantor guarantees Tenant’s Lease obligations during the Extension Period.

4. Landlord Work and Cooperation; Possession; “AS IS” Condition; Holdover.

4.1. Landlord Work and Cooperation. Landlord shall be responsible, at Landlord’s sole cost and expense (and not as a pass through to Tenant), for completing the remaining work to demolish Grow Building 1 and construct a connecting corridor from the Head House to Grow Building 2, as shown on the site plan attached hereto as Exhibit G and incorporated herein by reference, subject to any modifications required by the local authorities for approval and otherwise in accordance with Applicable Laws (collectively, the “Landlord Work”). Landlord and Landlord’s agents and contractors shall be entitled to access the Premises as needed to complete the Landlord Work, and Landlord and Tenant shall reasonably cooperate with one another to enable Landlord to complete such Landlord Work in a timely manner without unreasonably interfering with Tenant’s operations or the installation of Tenant’s equipment and trade fixtures. Tenant agrees to reasonably cooperate with Landlord in connection with any operational information required by local authorities in connection with the issuance of the final certificate of occupancy for the Landlord Work, including the number of expected employees, parking requirements, hours of operation, security and similar matters and any required participation in any planning meetings to answer any questions from the planning board and other local authorities relating to such operational matters as required for issuance of the final certificate of occupancy for Grow Building 1 or its equivalent to close-out the existing building permit and related work previously undertaken but not completed by the Prior Tenant (as defined below).

4.2. Possession. Tenant hereby acknowledges that immediately prior to the Commencement Date, Tenant was provided access to the Premises to conduct such investigations as Tenant deemed appropriate, and Tenant is fully familiar with the condition thereof. Subject to Landlord’s obligation to complete the Landlord Work, Tenant accepts the Premises in its “as is” condition, and Landlord makes no representation or warranty of any kind with respect the Premises, except as expressly set forth herein. Tenant’s occupancy and possession of the Premises following the Commencement Date (as hereinafter defined) shall conclusively establish that the Premises and the Buildings were at such time delivered to Tenant in good, sanitary and satisfactory condition and repair. Tenant acknowledges receipt from Landlord of all disclosures required to be made by Landlord to Tenant under Applicable Laws in connection with this Lease.

4.3. “AS IS” Condition. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD IS LEASING THE PREMISES “AS IS” AND “WHERE IS,” AND THAT LANDLORD IS MAKING NO REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY OR PHYSICAL CONDITION OF THE PREMISES, THE INCOME OR EXPENSES FROM OR OF THE PREMISES, OR THE COMPLIANCE OF THE PREMISES WITH APPLICABLE BUILDING OR FIRE CODES, ENVIRONMENTAL LAWS OR OTHER LAWS, RULES, ORDERS OR REGULATIONS. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT LANDLORD MAKES NO WARRANTY WITH RESPECT TO THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.4. Holding Over.

4.4.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month-to-month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent, (b) Additional Rent, and (c) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

4.4.2. If Tenant retains possession of any portion of the Premises after the Term without Landlord’s prior written consent, then (a) Tenant shall be a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the monthly Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential damages (in each case, regardless of whether such damages are foreseeable).

4.4.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease. The foregoing provisions of this Section 4 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws. The provisions of this Section 4 shall survive the expiration or earlier termination of this Lease.

5. Cannabis Approvals; Leased Equipment.

5.1. Cannabis Approvals. To the extent not already secured, as soon as reasonably practicable following the Execution Date, Tenant agrees to submit all required applications and to exercise commercially reasonable efforts and due diligence, at Tenant’s sole cost and expense, to obtain all state and local cannabis licenses and approvals necessary for the operation by Tenant of the Premises for the Permitted Use (the “Cannabis Approvals”). Tenant shall keep Landlord reasonably apprised, at Landlord’s request, of the status and timing for obtaining the Cannabis Approvals, as applicable, including providing Landlord with copies of all submittals and notices delivered to and received from the appropriate state and local agencies. In the event that Tenant receives any Cannabis Approvals or any denials or notices of violations with respect to such Cannabis Approvals, Tenant shall promptly notify Landlord in writing. Once obtained (as applicable), Tenant covenants and agrees to maintain and keep in good standing all Cannabis Approvals relating to Tenant’s operation of the Premises for the Permitted Use and not to encumber, transfer or terminate any such Cannabis Approvals without Landlord’s prior written approval, not to be unreasonable withheld. Upon and following a Default under this Lease, at Landlord’s request, Tenant shall reasonably cooperate with Landlord to transfer such licenses to any new tenant (free and clear of any claims, liens or other encumbrances) in connection with any transfer of possession or termination of the Lease. Landlord acknowledges that Tenant has entered into material contracts dated as of the date hereof with the prior tenant

PharmaCann Inc. (the “Prior Tenant”) and is negotiating a Membership Interest Purchase Agreement to acquire the Prior Tenant’s operations at the Premises (the “MIPA”). Landlord agrees that Landlord shall not unreasonably withhold, condition or delay its consent to Tenant entering into a sublease or other agreement with PharmaCann to ensure continuity of operations under the MIPA until all Cannabis Approvals have been transferred to Tenant. In the event that despite Tenant’s commercially reasonable efforts, Tenant has not been able to secure the required Cannabis Approvals on or before December 31, 2026 (the “Cannabis Approvals Deadline”), then Tenant shall have the right, exercisable by written notice to Landlord at any time on or prior to the Cannabis Approvals Deadline, to terminate this Lease, whereupon this Lease shall automatically terminate without further force or effect, and neither party shall have any further obligations hereunder except for obligations that expressly survive termination. For the avoidance of doubt, prior to any termination pursuant to this Section, Tenant shall remain obligated to timely pay Rent and perform all other obligations under this Lease in accordance with its terms, and nothing in this Section is intended to modify the economic terms of this Lease or the Rent commencement date.

5.2. Leased Equipment. Tenant acknowledges that certain equipment leased by the Prior Tenant from XS Financial and Crawford Capital Management remains at the Premises. Landlord shall continue to negotiate in good faith with the Prior Tenant and/or these equipment lenders to purchase or lease the leased equipment that is installed and in operation at the Premises, at Landlord’s sole cost and expense. In the event such leased equipment cannot be purchased or leased from the applicable equipment lenders, Landlord shall exercise commercially reasonable efforts to obtain and install, at Landlord’s sole cost and expense, replacement equipment as soon as reasonably practicable and in reasonable cooperation with Tenant so as to minimize any impacts to business operations.

6. Rent.

6.1. Rent. Base Rent and Additional Rent (as defined below) shall together be denominated “Rent.” Rent shall be paid by ACH, wire transfer or check (but in no event may Rent be payable in cash unless Landlord provides its consent to such form of payment, in Landlord’s sole and absolute discretion) to Landlord, without abatement, deduction or offset unless expressly provided by the terms of this Lease, in lawful money of the United States of America to the address set forth in Section 2 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Commencement Date occurs on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

6.2. Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Commencement Date, the sums set forth on the rent schedule attached as Exhibit F to this Lease. Base Rent shall be paid in advance on, or before, the first day of each and every calendar month during the Term.

6.3. Additional Rent. It is the intention of the parties hereto that, commencing on the Commencement Date, Tenant shall pay all Operating Expenses directly, except with respect to the premiums for insurance required to be carried by Landlord pursuant to this Lease (“Insurance Premiums”) and Taxes (as defined below), which shall be paid to Landlord in advance in equal monthly installments based upon the estimated cost of Taxes and Insurance Premiums for the year provided by Landlord pursuant to Section 6.3.3 below. Accordingly, commencing on the Commencement Date and in addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) the monthly estimated amounts of Insurance Premiums and Taxes, (b) amounts related to any other Operating Expenses paid by Landlord, which shall be reimbursed by Tenant within ten (10) days following receipt of an invoice and reasonable backup from Landlord, and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord (whether or not such amounts are referred to herein as “Additional Rent”), including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

6.3.1. Operating Expenses. Commencing on the Commencement Date, with the exception of the monthly estimated installments of Insurance Premiums and Taxes and subject to the provisions of Section 11.1 with respect to certain Operating Expenses that Landlord shall pass through on an amortized basis in accordance therewith, unless Landlord provides written notice to Tenant requesting that Tenant pay installments of the estimated amount of any other Operating Expenses for the applicable year to Landlord pursuant to Section 6.3.3 below, Tenant will pay directly all Operating Expenses of the Premises in a timely manner and prior to delinquency, provided that, in the event Tenant is in Default under this Lease, Landlord may elect, by written notice to Tenant, to pay any such other Operating Expenses directly and request that Tenant pay installments of the estimated amount of any such Operating Expenses for the applicable year to Landlord pursuant to Section 6.3.3 below. In the event that Tenant fails to pay any Operating Expense within ten (10) days after written notice by Landlord to Tenant, and without being under any obligation to do so and without hereby waiving any default by Tenant, Landlord may pay any delinquent Operating Expenses. Any Operating Expense paid by Landlord and any expenses reasonably incurred by Landlord in connection with the payment of the delinquent Operating Expense may be billed immediately to Tenant, or at Landlord’s option and upon written notice to Tenant, may be deducted from the Security Deposit. “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Premises including, but not limited to: insurance, maintenance, repair and replacement of the foundation, roof, walls, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; personal property taxes; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utilities for, or the maintenance of, outside areas; and fees for required licenses and permits.

6.3.2. Taxes. Commencing on the Commencement Date, Tenant shall be required to pay monthly installments of the estimated amount of Taxes to be levied and assessed against the Premises for the applicable year to Landlord pursuant to Section 6.3.3 below. With respect to any Taxes that are not included in such monthly installments, Tenant will promptly pay to Landlord upon Landlord’s written request (which shall be supported by reasonable backup) the amount of all other Taxes levied and assessed for any such year upon the Premises. “Taxes” means any and all real estate taxes, fees, assessments and other charges of any kind or nature, whether general, special, ordinary or extraordinary, for which Landlord is responsible or which accrue to any third party (without regard to any different fiscal year used by such governmental authority) that are levied in respect of the Premises, or in respect of any improvement, fixture, equipment or other property of Landlord, real or personal, located at the Premises, or used in connection with the operation of the Premises, and all reasonable out-of-pocket fees, expenses, and costs incurred by Landlord in investigating, protesting, contesting, or in any way seeking to reduce or avoid increases in any assessments, levies, or the tax rate pertaining to the Taxes. Notwithstanding anything in this Lease to the contrary, Taxes shall not include Landlord’s corporate franchise taxes, estate taxes, inheritance taxes or federal or state income taxes.

6.3.3. Estimated Costs. Prior to or as soon as reasonably practicable following the Commencement Date, and thereafter within sixty (60) days after the beginning of each subsequent calendar year, Landlord will endeavor to give Tenant a written estimate, for such calendar year, of the cost of Taxes, Insurance Premiums and any other Operating Expenses to be paid directly by Landlord. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year or other relevant billing cycle period (based upon when Taxes and Insurance Premiums or other Operating Expenses as paid) for which Tenant pays the estimated Operating Expenses in equal monthly installments, Landlord shall furnish to Tenant a statement or description (which may be provided via electronic mail) showing in reasonable detail (and supported by reasonable back-up) the cost of Taxes, Insurance Premiums and any other Operating Expenses actually paid by Landlord (the “Annual Statement”), and Tenant shall pay to Landlord the cost incurred by Landlord in excess of the payments made by Tenant within thirty (30) days of receipt of such Annual Statement. In the event that the payments made by Tenant to Landlord for the estimated Taxes, Insurance Premiums and any other Operating Expenses exceed the aggregate amount set forth in the Annual Statement, such excess amount shall be credited by Landlord to the Rent or other charges next due and owing, provided that, if the Term has expired, Landlord shall accompany said statement with the amount due Tenant.

6.3.4. Absolute Net Lease. This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant, free from all charges, assessments, impositions, expenses, deductions of any and every kind or nature whatsoever.

6.4. Security Deposit. Tenant shall deposit the sum set forth in Section 2.2 (the “Security Deposit”) in accordance with the payment provisions set forth in Section 2.2, which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. To the extent allowed under Applicable Laws, Landlord shall not be required to maintain a separate account for the Security Deposit and may intermingle it with other funds of Landlord. If Tenant defaults with respect to any provision of this Lease, then without notice to Tenant, Landlord may (but shall not be required to) apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default. If any portion of the Security Deposit is so used or applied, then Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Term. To the extent allowed under Applicable Laws, Tenant shall not be entitled to any interest on the Security Deposit. To the extent waivable under Applicable Laws, Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have under any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that, except as otherwise required under Applicable Laws, (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 6.4, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Section 6.4, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

6.5. No Discharge of Rent Obligations. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) except as expressly provided herein, any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof,. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period. Except as expressly provided in this Lease, Tenant, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution, abatement or reduction of Rent payable hereunder.

7. Use.

7.1. Use. Tenant shall use the Premises solely for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply, and cause Tenant Parties to comply, with all Applicable Laws, zoning ordinances and certificates of occupancy issued for the Premises or any portion thereof. Tenant shall not commit, or allow Tenant Parties to commit, any waste of the Premises. Tenant shall not do, or permit Tenant Parties to do, anything on or about the Premises that in any way increases the rate, or invalidates or prevents the procuring, of any insurance protecting against loss or damage to any portion of the Premises or its contents, or against liability for damage to property or injury to persons in or about any portion of the Premises. For purposes hereof, “Tenant Parties” means Tenant’s agents, contractors, subcontractors, employees, customers, licensees, invitees, assignees and subtenants; and the term “Applicable Laws” means all federal (to the extent not in direct conflict with applicable state, municipal or local cannabis licensing and program laws, rules and regulations), state, municipal and local laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law, hazardous waste rules and regulations, and state cannabis licensing and program laws, rules and regulations. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

7.2. Legal Compliance. Except as otherwise expressly provided in this Lease, Tenant shall be responsible for all improvements or alterations required to be made and all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with Applicable Laws, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising out of any such failure of the Premises to comply with Applicable Laws, including, without limitation, the ADA. In addition, Tenant acknowledges that the United States Department of Justice (“DOJ”) previously issued memoranda with the subject: Guidance Regarding Marijuana Enforcement and the FinCEN BSA Expectations regarding Marijuana-Related Businesses, and such memoranda focuses on certain priorities in enforcing the Controlled Substances Act codified in 21 USC 801 et seq. Tenant covenants and agrees that Tenant has or will put in place procedures to reasonably adhere to the DOJ’s eight (8) priorities with respect to any operations at the Premises for the Permitted Use during the Term. Landlord represents and warrants that Landlord has not received written notice of any violation of the ADA with respect to the Building that remains uncured.

7.3. Indemnification. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, lenders, employees, agents and contractors (collectively, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, criminal or civil actions, forfeiture seizures, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise during or after the Term as a result of Tenant’s breach of this Section 7.

8. Hazardous Materials.

8.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises in violation of Applicable Laws by Tenant or any Tenant Party. If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder, except to the extent caused by Landlord or Landlord’s employees, agents or contractors, or (d) contamination of the Premises occurs as a result of Hazardous Materials that are placed on or under or are released into the Premises by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Premises or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, (y) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any governmental authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Premises, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Nothing herein shall be construed as creating a duty on the part of Tenant to perform an inquiry or undertake any investigation, testing or diligence to determine whether Hazardous Materials are present in the Building or on the Premises prior to Tenant’s occupancy. Tenant shall have no liability for (i) any pre-existing environmental conditions at the Premises to the extent not caused or exacerbated by any Tenant Party, (ii) any contamination migrating onto the Premises from offsite properties, or (iii) any contamination caused by Landlord or Landlord’s employees, agents or contractors, provided that Tenant shall immediately notify Landlord of any such contamination that Tenant becomes aware of or suspects.

8.2. Landlord acknowledges that it is not the intent of this Section 8 to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws in the form of a Tier II form pursuant to Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (or any successor statute) or any other form reasonably requested by Landlord, (b) a list of any and all approvals or permits from governmental authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of notices of violations of Applicable Laws related to Hazardous Materials (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any tenant improvements or Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of Hazardous Materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

8.3. Tenant represents and warrants to Landlord that Tenant is not, nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any governmental authority or (b) required to take any remedial action.

8.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party, the cost of which shall be an Operating Expense.

8.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

8.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

8.7. Tenant’s obligations under this Section 8 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 4.

8.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any governmental authority.

9. Alterations.

9.1. Tenant shall not make any alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises, including making any penetrations in the roof of the Building (“Alterations”), without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, except Tenant may make non-structural Alterations to the interior of the Premises (excluding the roof) without such consent but upon at least ten (10) days’ prior notice to Landlord, provided that the cost thereof does not exceed One Hundred Fifty Thousand Dollars ($150,000.00) per occurrence or an aggregate amount of Three Hundred Thousand Dollars ($300,000.00) annually. Notwithstanding the foregoing, Tenant will not do anything that could have a material adverse effect on the Building or life safety systems, without obtaining Landlord’s prior written consent. Furthermore, any alterations to the roof of the Building shall be undertaken by contractors approved by the company providing the roof warranty and shall otherwise be performed in such a manner so as not to violate any roof warranty. Any such improvements, excepting furniture, trade fixtures and equipment that may be removed without causing any damage, shall become part of the realty and belong to Landlord. All alterations and improvements shall be properly permitted and installed at Tenant’s sole cost, by a licensed contractor, in a good and workmanlike manner, and in conformity with all Applicable Laws. Any Alterations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with detailed plans to the extent necessary for permitting purposes. Tenant shall: (i) acquire all applicable governmental permits; (ii) furnish Landlord with copies of both the permits and the plans and specifications at least ten (10) days before the commencement of the work, and (iii) comply with all conditions of said permits in a prompt and expeditious manner. Any Alterations shall be performed in a workmanlike manner with good and sufficient materials. Upon completion of any Alterations, Tenant shall promptly upon completion furnish Landlord with a reproducible copy of as-built drawings and specifications for any Alterations.

9.2. Tenant shall notify Landlord of the expected date of commencement of any work relating to any Alterations at least (15) days in advance of any work commencing. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant for use in improving the Premises. Tenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Premises arising out of work performed, materials furnished, or obligations to have been performed on the Premises by or at the request of Tenant. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord Indemnitees from and against any and all Claims of any kind or nature that arise during or after the Term on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or its contractors, agents or employees. If Tenant fails to discharge or undertake to defend against such liability, upon receipt of written notice from Landlord of such failure, Tenant shall have fifteen (15) days (the “Defense Cure Period”) to cure such failure by prosecuting such a defense (including bonding over said lien). If Tenant fails to do so within the Defense Cure Period, then Landlord may settle the same and Tenant’s liability to Landlord shall be conclusively established by such settlement provided that such settlement is entered into on commercially reasonable terms and conditions, the amount of such liability to include both the settlement consideration and the costs and expenses (including attorneys’ fees) incurred by Landlord in effecting such settlement. In the event any contractor, agent or employee notifies Tenant of its intent to file a mechanics’ or materialmen’s lien against the Premises, Tenant shall immediately notify Landlord of such intention to file a lien or a lawsuit with respect to such lien.

9.3. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises, and if such restoration and repair work is not completed by the end of the Term, Tenant shall be deemed a holdover Tenant in accordance with Section 4.3 with respect to any space that cannot otherwise be occupied as a result of such work. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

9.4. The Premises plus any Alterations, tenant improvements, attached equipment, decorations, fixtures and trade fixtures; movable casework and related appliances; and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; attached benches; production equipment; walk-in refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall at all times (unless prior to such construction or installation, Landlord elects otherwise in writing) remain the property of Landlord, remain in the Premises and be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit B attached hereto (which Exhibit B may be updated by Tenant from and after the Commencement Date, subject to Landlord’s written consent, not to be unreasonably withheld) constitute “Tenant’s Property” and shall be removed by Tenant upon the expiration or earlier termination of the Lease. Prior to removal, Tenant agrees to provide a list of any of Tenant’s Property that is being removed from the Premises for purposes of Landlord confirming that such personal property is not part of Landlord’s property at the Premises pursuant to this Section.

9.5. If Tenant shall fail to remove any of Tenant’s Property from the Premises prior to the expiration of the Term, then Landlord may, at its option, (a) retain such property as Landlord’s property, (b) remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or (c) Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (i) amounts due by Tenant to Landlord under this Lease and (ii) any expenses incident to the removal, storage and sale of such personal property.

9.6. Tenant shall reimburse Landlord for all third-party costs actually incurred by Landlord in connection with any Alterations, including any non-structural Alterations that do not require Landlord’s prior consent.

9.7. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and any lender as additional insureds on their respective insurance policies.

10. Odors and Fumes. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises, except reasonable amounts of odors typically produced or associated with cannabis-related uses within similar first-class cannabis-related industrial projects in the locale and otherwise in compliance with Applicable Laws and any CC&Rs. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment) to abate any odors, fumes or other substances in Tenant’s exhaust stream that emanate from Tenant’s Premises to the extent necessary to comply with Applicable Laws and any CC&Rs. Any work Tenant performs under this Section shall constitute Alterations. Tenant’s responsibility to abate odors, fumes and exhaust in accordance with this Section 10 shall continue throughout the Term. If Tenant fails to install satisfactory odor control equipment after Landlord’s or Tenant’s receipt of a notice of violation from any local or state governmental entity and such failure continues for ten (10) days or such shorter cure period as may be set forth in such violation notice, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises or portion of the Premises that, in Landlord’s reasonable determination, cause odors, fumes or exhaust in beach of Tenant’s covenants herein. Landlord may require Tenant to immediately cease and suspend any operations in the Premises or portion of the Premises that are the subject of a cease and desist order or a final judgement and/or order (other than any such order or enforcement of any violation that is stayed pending resolution of an ongoing appeal or similar legal challenge) from any governmental authority or any third party to any CC&Rs threatening Landlord with liability or a lien on the Property until such time as Tenant complies with Applicable Laws and any CC&Rs in relation thereto.

11. Repairs and Maintenance.

11.1. Care of Premises. This Lease shall be deemed and construed to be an “absolute net lease.” Tenant shall, at its sole cost and expense, keep the Premises in a working, neat, clean, sanitary, safe condition and repair, and shall keep the Premises free from trash. Tenant shall make all repairs or replacements thereon or thereto, whether ordinary or extraordinary. Without limiting the foregoing, Tenant’s obligations hereunder shall include the maintenance repair and replacement of the foundation, roof (including roof membrane), walls and all other structural components of the Building; all heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems serving the Building or Premises; the parking areas, roads and driveways located on the Premises; maintenance of exterior areas such as gardening and landscaping; snow removal and signage; maintenance and repair of flashings, gutters, downspouts, roof drains, skylights and waterproofing; and painting. Notwithstanding the foregoing, unless and to the extent caused by any default by Tenant hereunder or otherwise due to any negligent or willful act or omission of Tenant or its employees, agents or contractors (in which case Tenant shall bear full responsibility), Landlord shall be responsible for making, or causing to be made, within a reasonable period of time following Landlord’s receipt of written notice from Tenant of the need for such repair and/or replacements, any capital repairs or replacements (i.e. that are property capitalized under GAAP) that are required to be made to the roof structure and membrane, foundation and exterior walls (excluding doors and windows) of the Building. All such capital costs incurred by Landlord shall be deemed Operating Expenses under this Lease, provided that such Operating Expenses shall be passed through to Tenant on an amortized basis over their useful life during the Term, as reasonably determined by Landlord. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as expressly provided herein. Except as expressly provided herein, Tenant shall receive all invoices and bills relative to the Premises and shall pay for all expenses directly to the person or company submitting a bill without first having to forward payment for the expenses to Landlord. Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect at the time of execution of this Lease, or in any other Applicable Laws that may hereafter be enacted and waives its rights under Applicable Laws relating to a landlord’s duty to maintain its premises in a tenantable condition, except with respect to Landlord’s express obligations under this Lease.

11.2. Service Contracts, Permits and Invoices. Tenant shall, promptly upon Landlord’s written request therefor (and in any event within ten (10) days after such request is made), provide Landlord with copies of all service contracts, permits and records relating to the Tenant’s maintenance and repair of the Premises and invoices, receipts and reports received from Tenant from such service providers.

11.3. Action by Landlord if Tenant Fails to Maintain. If Tenant refuses or neglects to repair or maintain the Premises as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) business days from the date on which Landlord shall make written demand on Tenant to affect such repair or maintenance, may, but shall not have the obligation to, make such repair and/or maintenance (without liability to Tenant for any loss or damage which may occur to Tenant’s merchandise, fixtures or other personal property, or to Tenant’s business by reason thereof) and upon completion thereof, Tenant shall pay to Landlord as Landlord Additional Rent Landlord’s reasonable costs for making such repairs, plus interest at the Default Rate from the date of expenditure by Landlord upon demand therefor. Moreover, Tenant’s failure to pay any of the charges in connection with the performance of its maintenance and repair obligations under this Lease will constitute a material default under the Lease.

11.4. No Rent Abatement. Except as expressly set forth herein, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein.

11.5. Right of Entry. Landlord and Landlord’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is permitted or required to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant Parties, provided however that absent any Default by Tenant, Landlord and Landlord’s agents shall reasonably cooperate with Tenant to adhere to any rules and regulations prescribed by local cannabis authorities with respect to visitors, as requested by Tenant. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice, and subject to Tenant’s authorized personnel accompanying Landlord’s agents in sensitive areas of the Premises, provided Tenant reasonably cooperates with Landlord to provide such authorized personnel following Landlord’s request for such access.

12. Liens. Tenant shall keep the Premises free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense. Should Tenant fail to discharge or bond against any lien of the nature described in this Section, Landlord may, at Landlord’s election, pay such claim or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.

13. Rules and Regulations and CC&Rs. Tenant shall faithfully observe and comply with and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with such reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion. This Lease is subject to any recorded covenants, conditions or restrictions on the Property or Premises, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”). Tenant shall, at its sole cost and expense, comply with the CC&Rs.

14. Utilities and Services. For the duration of the Term, Tenant shall make all arrangements for and pay for all water, sewer, gas, heat, light, power, internet, telephone service and any other service or utility Tenant requires at the Premises, including janitorial, trash and security services for the Premises. Tenant agrees to transfer all utilities into Tenant’s name promptly upon the Commencement Date or as soon as possible thereafter, and Landlord agrees to reasonably cooperate with Tenant in such endeavor, at no cost to Landlord. Landlord shall not be liable for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to any abatement or right to terminate this Lease. In the event that any utilities are furnished by Landlord, Tenant shall pay to Landlord the cost thereof commencing on the Commencement Date. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord within thirty (30) days after Landlord’s request therefor any invoices or statements for such utilities and any other utility usage information reasonably requested by Landlord. Furthermore, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises and shall reasonably cooperate with Landlord to allow Landlord to access and collect such utility usage information directly form the applicable providers. Tenant shall retain records of utility usage at the Premises as required by Applicable Law to be maintained by Tenant or Landlord as the owner, provided that notwithstanding the foregoing, Tenant shall retain such utility records for a minimum of six (6) months (or less) if requested by Landlord in writing. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

15. Estoppel Certificate. Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit C, or on any other form reasonably requested by a current or proposed lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Each Guarantor shall, within fifteen (15) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing in the same form. Tenant’s or any Guarantor’s failure to deliver any such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant or such Guarantor (as applicable) that the Lease and such Guaranty are in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant or such Guarantor (as applicable) for execution.

16. Assignment or Subletting.

16.1. Except in connection with a Permitted Transfer (as hereinafter defined) none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of this Section 16, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

16.2. In the event Tenant desires to effect a Transfer, then, Tenant shall endeavor to provide at least thirty (30) but not more than ninety (90) days prior notice to Landlord of the date when Tenant desires the Transfer to be effective (the “Transfer Date”), which written notice to Landlord (the “Transfer Notice”) shall contain information (including references) concerning the character of the proposed transferee, assignee or sublessee; the proposed Transfer Date; the most recent unconsolidated financial statements of Tenant (or such other information demonstrating financial status) and of the proposed transferee, assignee or sublessee (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer; all in such detail as Landlord shall reasonably require. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended from time to time.

16.3. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

16.3.1. Tenant shall remain fully liable under this Lease and each Guarantor shall continue to remain fully liable under Guarantor’s Guaranty, including with respect to the Term after the Transfer Date. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

16.3.2. Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

16.3.3. Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

16.3.4. If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

16.3.5. The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

16.3.6. Tenant shall not then be in default hereunder in any respect;

16.3.7. Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use (unless Tenant receives Landlord’s consent to change or expand the Permitted Use as set forth in Section 7.1);

16.3.8. Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

16.3.9. Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

16.3.10. Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer; and

16.3.11. If requested by Landlord, Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 8.

16.4. Any Transfer that is not in compliance with the provisions of this Section or with respect to which Tenant does not fulfill its obligations pursuant to this Section shall be void and shall, at the option of Landlord, terminate this Lease.

16.5. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

16.6. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

16.7. Permitted Transfers. Tenant may assign its entire interest under this Lease or sublease all or a portion of the Premises without the consent of Landlord to: (i) an affiliate, subsidiary or parent of Tenant; (ii) any entity into which that Tenant or an affiliated party may merge or consolidate; or (iii) any entity that acquires all or substantially all of the assets of Tenant; each a “Permitted Transfer” and such transferee a “Permitted Transferee”, provided that (a) Tenant notifies Landlord at least twenty (20) days prior to the effective date of any such Permitted Transfer, (b) Tenant is not in default and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (c) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of the Net Worth of the original Tenant as of the Execution Date and as of the day immediately preceding the effective date of such assignment or sublease and reasonably sufficient to comply with the obligations under this Lease, (d) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, (e) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant and each Guarantor; and (f) the ultimate parent company of any Permitted Transferee executes a Guaranty in favor of Landlord substantially in the form attached hereto as Exhibit D. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. As used in this Section 16.7, (w) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (x) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; (y) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant; and (z) “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity.

17. Indemnification and Exculpation.

17.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises arising directly or indirectly out of the presence at or use or occupancy of the Premises by a Tenant Party, (b) any act or omission on the part of any Tenant Party; (c) a breach or default by Tenant in the performance of any of its obligations hereunder; or (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of any intoxicating substances at the Premises or Project, except to the extent any of the foregoing are directly caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

Landlord agrees to indemnify, defend and hold Tenant and its affiliates, lenders, employees, agents and contractors (collectively, the “Tenant Indemnitees”) harmless from and against any and all Claims of any kind or nature, real or alleged arising from (a) a material breach of Landlord’s representation and warranty set forth in Section 7.2 or (b) injury to or death of any person or damage to any property occurring within or about the Premises as a result of the negligence or willful misconduct of any Landlord Indemnitee, except to the extent any Claims are directly caused by Tenant’s negligence or willful misconduct or by Tenant’s breach of its obligations under this Lease. Landlord’s obligations under this Section shall survive the expiration or earlier termination with respect to any Claims occurring prior to such termination or expiration.

17.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), and (b) damage to personal property (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except as otherwise provided herein or as may be required by Applicable Laws, in no event shall either party be liable to the other party for any consequential, special or indirect damages arising out of this Lease, including lost profits (which shall not include any accelerated rent damages pursuant to the express provisions of this Lease upon a Tenant Default).

17.3. Except as expressly provided in this Lease, Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party.

17.4. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

18. Insurance; Waiver of Subrogation.

18.1. Landlord shall maintain a policy or policies of insurance protecting Landlord against the following (all of which shall be payable by Tenant as Operating Expenses):

18.1.1. Fire and other perils normally included within the classification of fire and extended coverage, together with insurance against vandalism, malicious mischief and equipment breakdown (excluding Tenant’s personal property), to the extent of the full replacement cost of the Premises (as reasonably determined by Landlord and to the extent insurable), including, at Landlord’s option, windstorm, earthquake and flood coverage, exclusive of trade fixtures, equipment and improvements insured by Tenant, with agreed value, full replacement and other endorsements which Landlord may elect to maintain or are otherwise required by Applicable Law or any Mortgagee or lender;

18.1.2. Twelve (12) months of rental loss insurance and to the extent of 100% of the gross rentals from the Premises.

18.1.3. Comprehensive general liability insurance with a single limit of not less than $1,000,000 for bodily injury or death and property damage per occurrence with respect to the Premises, a general aggregate not less than $2,000,000 for bodily injury or death and property damage with respect to the Premises, and not less than $4,000,000 of excess umbrella liability insurance, provided Landlord may increase such coverage limits to conform with commercially reasonable coverage limits from time to time; and

18.1.4. Environmental liability or environmental clean-up/remediation insurance in such amounts and with such deductibles and other provisions as Landlord may determine in its sole and absolute discretion.

In order for Landlord to accurately determine the replacement cost value of the Premises for purposes of obtaining the insurance to be maintained by Landlord pursuant to Section 18.1.1, Tenant shall deliver to Landlord within ten (10) days after Landlord’s written request, a schedule of values for all improvements, alterations, and fixtures performed by or on behalf of Tenant at the Premises.

18.2. Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located.

18.2.1. Commercial General Liability insurance on a broad-based occurrence coverage form (or such other form as may be reasonably approved by Landlord), with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, products completed operations, personal & advertising injury, with limits of liability of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate per location, which may be satisfied through a combination of primary and excess or umbrella coverage. Products and completed operations coverage shall be included to the extent commercially available for cannabis operations under Tenant’s general liability program. If products and completed operations coverage is excluded or materially limited, Tenant shall use commercially reasonable efforts to obtain separate products liability coverage in limits and on terms that are commercially available in the cannabis insurance market. Contractual liability coverage will be provided as broad as that which is provided by the Commercial General Liability coverage form.

18.2.2. Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

18.2.3. Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 18.1.1 above) and Tenant’s property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments (but excluding Alterations approved in accordance with this Lease, which are to be insured by Landlord pursuant to Section 18.1.1 above), which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Alterations, tenant improvements or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage and such other perils that Landlord determines, in its reasonable discretion, are commercially reasonable and customarily maintained for comparable properties, or that are otherwise required by applicable law or any mortgagee or lender, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months.

18.2.4. Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, One Million Dollars ($1,000,000); disease, One Million Dollars ($1,000,000); disease (each employee), One Million Dollars (1,000,000).

18.2.5. Pollution Legal Liability insurance is required to be carried by Tenant to the extent required by Applicable Law or reasonably required based on Tenant’s actual operations involving Tenant storing, handling, generating or treating Hazardous Materials on or about the Premises, as reasonably determined by Landlord. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the retroactive date is no later than policy inception and is continuously maintained during all periods in which Tenant occupies the Premises; any extended reporting period shall be maintained only to the extent commercially available and required by applicable law or any mortgagee or lender.

18.2.6. At all times during construction, unless Landlord elects to procure and maintain such coverages as set forth herein, Tenant shall maintain (or cause to be maintained, as applicable) in full force and effect an “all risk” builder’s risk completed value form, which form shall be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord may elect to procure and maintain the coverage required pursuant to this Section 18.2.6 by providing notice to Tenant of such election.

18.3. During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including any Alterations), Tenant shall cause the insurance required in Exhibit E-1 to be in place to the extent not duplicative of the insurance required under Section 18.2.6.

18.4. The insurance required of Tenant by this Section shall be with companies admitted in the state where the Premises is located or, if not available on an admitted basis, written by an eligible surplus lines insurer lawfully providing coverage in such state, and at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish to Landlord certificates of insurance along with appropriate endorsements adding the Landlord Parties to the policies as their interests may appear evidencing all coverages required herein. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. Tenant shall request that the insurers provide at least twenty (20) days’ prior written notice of cancellation, nonrenewal, or material reduction in coverage to Landlord; if any insurer will not provide such notice, Tenant shall provide notice to Landlord promptly upon receipt of notice from the insurer (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, at least twenty-five (25) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, IIP Operating Partnership, LP and Innovative Industrial Properties, Inc. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

18.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease, provided the foregoing shall not be deemed to modify Landlord’s obligations to maintain the insurance required pursuant to Section 18.1. Tenant shall, at Tenant’s sole cost and expense, carry property and business interruption insurance as required under Section 18.2.3.

18.6. Tenant and its insurers hereby waive any and all rights of recovery or subrogation against the Landlord Parties with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered by valid and collectible insurance, to the extent of insurance proceeds actually paid. If necessary, Tenant agrees to endorse the required insurance policies to permit waivers of subrogation as required hereunder Such waivers shall continue so long as Tenant’s insurers so permit. Any termination of such a waiver shall be by written notice to Landlord, containing a description of the circumstances hereinafter set forth in this Section. Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Tenant shall notify Landlord of such conditions.

18.7. Landlord may require insurance policy limits to be raised only to the extent required by Landlord’s lender or applicable law, or commercially reasonable for comparable properties, upon prior written notice to Tenant.

18.8. Any costs incurred by Landlord pursuant to this Section shall be included as Operating Expenses payable by Tenant pursuant to this Lease.

18.9. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

19. Subordination and Attornment.

19.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Premises or any portion thereof and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

19.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.

19.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

20. Defaults and Remedies.

20.1. Late payment by Tenant to Landlord of Rent and other sums due may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) fifteen percent (15%) and (b) the highest rate permitted by Applicable Laws., accruing from the date due until Landlord has received payment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or upon earlier written demand therefor. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

20.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.

20.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described herein, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act. Notwithstanding the foregoing, in the event of an emergency (as reasonably determined by Landlord, such as in the case where Landlord reasonably believes there exists a condition that may result in imminent damage to property or imminent bodily injury or death to any person(s) or imminent threat of legal enforcement or liability against Landlord and for which Tenant is not addressing to Landlord’s reasonable satisfaction), Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. Tenant shall with the next installment of Rent pay to Landlord as Additional Rent all reasonable sums so paid or incurred by Landlord.

20.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

20.4.1. Tenant abandons or vacates the Premises without the payment of Rent;

20.4.2. Tenant fails to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

20.4.3. Tenant fails to observe or perform any obligation or covenant contained herein that is not otherwise described in this Section 20.4 either (a) after the expiration of any applicable notice and cure periods, or (b) if no notice and cure periods are specified, then within fifteen (15) days after written notice thereof from Landlord (provided that if more than fifteen (15) days are reasonably required to complete such cure, Tenant shall not be in default if Tenant promptly commences to cure such default within such fifteen (15)-day period and thereafter diligently pursues its completion within a reasonable time period, provided such cure period shall in no event exceed one hundred ninety (90) days after Landlord’s notice);

20.4.4. Tenant makes an assignment for the benefit of creditors, or a receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s or any Guarantor’s assets;

20.4.5. Tenant or any Guarantor files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant or any Guarantor (as applicable) pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

20.4.6. Any involuntary petition is filed against Tenant or any Guarantor under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

20.4.7. A default exists under any Guaranty executed by a Guarantor in favor of Landlord, after the expiration of any applicable notice and cure periods;

20.4.8. Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action;

20.4.9. A governmental authority seizes any part of the Property seeking forfeiture, whether or not a judicial forfeiture proceeding has commenced;

20.4.10. A final, unappealable judgment having the effect of establishing that Tenant’s operation of the Premises for the Permitted Use violates Landlord’s obligations pursuant to the CC&R’s; or

20.4.11. An event occurs that results in any insurance carrier that provides insurance coverage with respect to any aspect of the Project providing notice to the Landlord of its intent to cancel such insurance coverage, and Landlord, exercising commercially reasonable efforts, is not able to procure comparable replacement insurance coverage that is reasonably acceptable to Landlord prior to the actual cancellation date specified in the notice from the cancelling insurance carrier.

20.5. Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

20.6. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have under Applicable Laws or this Lease, Landlord has the right to do any or all of the following:

20.6.1. Halt any Alterations and order Tenant’s contractors to stop work;

20.6.2. Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall surrender possession of the Premises to Landlord in accordance with the requirements of Applicable Laws. In such event, subject to compliance with Applicable Laws, Landlord shall have the right to re-enter and remove all persons and property, and such property may be removed and stored elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage; and

20.6.3. Terminate this Lease, in which event Tenant shall surrender possession of the Premises to Landlord in accordance with Applicable Laws. In such event, Landlord shall have, subject to compliance with Applicable Laws, right to re-enter and remove all persons and property, and such property may be removed and stored elsewhere at the cost and for the account of Tenant. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

20.6.3.1. The sum of: (i) the worth at the time of award (computed by allowing interest at the Default Rate) of any unpaid Rent that had accrued at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for damages caused by Tenant’s failure to perform Tenant’s obligations under this Lease, including but not limited to costs to restore the Premises to the condition required under the terms of this Lease; plus (v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

20.6.3.2. At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 20.6.3.1.(i) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to either (Y) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (Z) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

20.7. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises: Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

20.8. Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

20.9. If Landlord does not elect to terminate this Lease as provided in this Section 20, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

20.10. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Notwithstanding any provision of this Lease to the contrary, Landlord shall be required to mitigate its damages with respect to any default by Tenant. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its reasonable discretion. Landlord shall not be obligated to relet the Premises to any party (i) unacceptable to a Lender; (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the premises for more or less than the remaining Term; or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

20.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

20.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time. In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may be expressly set forth herein.

20.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or any portion thereof and to any landlord of any lease of land upon or within which the Premises are located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

21. Damage or Destruction.

21.1. Landlord’s Obligation to Rebuild. If the Premises are damaged or destroyed, Tenant shall immediately provide notice thereof to Landlord. Subject to the other provisions of this Section 21, in the event that neither party terminates this Lease in accordance with Section 21.2 below, then Landlord shall repair and rebuild the Premises in accordance with this Section 21.

21.2. Termination.

21.2.1. Landlord’s Right to Terminate. Landlord shall have the right to terminate this Lease following damage to or destruction of all or a substantial portion of the Premises if any of the following occurs (each, a “Termination Condition”): (i) insurance proceeds, together with additional amounts that Landlord and/or Tenant agrees to contribute under this Section 21, are not confirmed to be available to Landlord, within ninety (90) days following the date of damage, to pay 100% of the cost to fully repair the damaged Premises; (ii) based upon the Estimated Time For Repair, the Premises cannot, with reasonable diligence, be fully repaired within six (6) months after the date of the damage or destruction; (iii) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, chemical waste and other similar dangers; (iv) all or a substantial portion of the Premises are destroyed or damaged during the last twenty-four (24) months of the Term; or (v) Tenant is in Default at the time of such damage or destruction past any period of notice and cure as elsewhere provided in this Lease. For purposes of this Section 21.2, a “substantial portion” of the Premises shall be deemed to be damaged or destroyed if the Premises is rendered unsuitable for the continued use and occupancy of Tenant’s business substantially in the same manner conducted prior to the event causing the damage or destruction.

21.2.2. Tenant’s Right to Terminate. So long as such destruction or damage is not due the intentional act or gross negligence by Tenant or any of its employees or agents, then Tenant shall have the right to terminate this Lease following damage to or destruction of all or a substantial portion of the Premises if (i) the Premises are destroyed or damaged during the last twenty-four (24) months of the Term or (ii) insurance proceeds, together with additional amounts that Landlord and/or Tenant agrees to contribute under this Section 21.2, are not confirmed to be available to Landlord, within ninety (90) days following the date of damage, to pay 100% of the cost to fully repair the damaged Premises (each of which shall be deemed a Termination Condition).

21.2.3. Exercise of Termination Right. If a party elects to terminate this Lease and has the right to so terminate, such party will give the other party written notice of its election to terminate (“Termination Notice”) within thirty (30) days after the occurrence of the applicable Termination Condition, and this Lease will terminate fifteen (15) days after the receiving party’s receipt of such Termination Notice. If this Lease is terminated pursuant to Section 21.2, Landlord shall, subject to the rights of its lender(s), be entitled to receive and retain all the insurance proceeds resulting from such damage, including rental loss insurance, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant’s personal property, trade fixtures and machinery.

21.3. Landlord’s Obligation to Repair. If Landlord is required to repair or rebuild any damage or destruction of the Premises under Section 21.1, then Landlord shall diligently repair and rebuild the Premises in the same or better condition and with the same or better quality of materials as the condition of the Premises immediately prior to the occurrence of such damage or destruction and comply with all applicable laws and permits in connection with the performance of such work. In addition, Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any alterations installed by Tenant existing at the time of such damage or destruction. To the fullest extent permitted by law, each party shall indemnify, protect, defend and hold the other party (and its employees and agents) harmless from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with each party’s obligations under this Section 21, including, without limitation, any acts, omissions or negligence in the making or performance of any such repairs or replacements. Landlord may utilize the Insurance Proceeds to be applied toward such repair and restoration of the Premises.

21.4. Application of Insurance Proceeds for Repair and Rebuilding. Landlord shall be responsible for paying, at its sole cost and expense, any required deductible for receipt of Landlord’s insurance proceeds.

21.5. Abatement of Rent. In the event of repair, reconstruction and restoration as provided in this Section, all Rent to be paid by Tenant under this Lease shall be equitably and proportionately abated based on the extent to which Tenant’s actual use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance. Tenant shall not otherwise be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s personal property or any inconvenience occasioned by such damage, repair or restoration.

21.6. Replacement Cost. The determination in good faith by Landlord of the estimated cost of repair of any damage, of the replacement cost, or of the time period required for repair shall be conclusive for purposes of this Section 21.

21.7. This Section 21 sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

22. Eminent Domain.

22.1. In the event (a) the whole of the Premises or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking (such an event to be deemed a “Material Taking”), Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.2. In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sole to prevent such taking, which does not constitute a Material Taking pursuant to Section 22.1, then, this Lease shall continue in effect, subject to the provisions of this Section 22, except that the Base Rent during the unexpired portion of the Term shall be proportionately reduced to reflect the loss of any portion of the Premises no longer available to Tenant, and Tenant shall restore and reconstruct the Building and other improvements at the Premises to the extent necessary to restore the same for the use of the Premises for the Permitted Use pursuant to the terms of Section 21.4. Landlord shall hold any condemnation proceeds it actually receives in connection with such taking of any portion of the Premises (the “Award”) and disburse the Award pursuant to the terms of Section 21.4, substituting “Award” for “Insurance Proceeds”.

22.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense, and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any Award for such taking shall be the property of Landlord.

22.4. This Section 22 sets forth the terms and conditions upon which this Lease may terminate in the event of any taking. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any taking.

23. Surrender. To the extent any facility decommissioning or Hazardous Materials closure plan is required by Applicable Laws or is considered an industry standard with regard to any closure or cessation of operations of the type conducted at the Premises, then at least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (b) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease. The provisions of this Section 23 shall survive the termination or expiration of this Lease, and no surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

24. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: (i) those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a facility described in such Applicable Laws; (ii) a prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; (iii) a cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or (iv) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

25. Brokers. Landlord and Tenant each represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Each party agrees to indemnify, save, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by such party or claiming to have been employed or engaged by such party. The provisions of this Section 25 shall survive the expiration or termination of this Lease.

26. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

27. Limitation of Landlord’s Liability. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Premises. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates. Each of the covenants and agreements of this Section 27 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

28. Control by Landlord. Landlord reserves full control over the Premises to the extent not inconsistent with Tenant’s enjoyment of the same as provided by this Lease; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease. Landlord may, upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (v) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (w) supply any service Landlord is required to provide hereunder, (x) post notices of nonresponsibility and (y) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time (in all situations provided that Landlord’s personnel are accompanied by Tenants’ authorized personnel in sensitive areas of the Premises). In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 28; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

29. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Lease as Tenant; and (ii) the term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from/to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

30. Representations. Each of Tenant and Landlord guarantees, warrants and represents that (a) such party is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) such party is duly qualified to do business in the state in which the Property is located, (c) such party has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform its obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of such party is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which such party is constituted or to which such party is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

31. Confidentiality. Landlord and Tenant shall each keep the terms and conditions of this Lease confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, nondisturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, investors, lenders, accountants, brokers and other bona fide consultants or advisers; provided such third parties agree to be bound by this Section or similar restrictions pursuant to another written agreement or (z) to bona fide prospective assignees or subtenants of this Lease or purchasers of the Property; provided they agree in writing to be bound by this Section or similar restrictions pursuant to another written agreement.

32. Guaranty. Concurrently with the execution of this Lease, each Guarantor shall execute a Guaranty effective as of the Execution Date in the form attached hereto as Exhibit D and deliver such executed Guaranty to Landlord. Tenant shall cause each Guarantor to execute and deliver such further documentation as may be reasonably required to confirm such Guarantor’s full and unconditional guaranty of Tenant’s obligations under this Lease.

33. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is confirmed as received by the recipient or followed within one (1) business day by delivery utilizing one of the methods described in Subsection 33(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 33(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 33(b); or (z) upon transmission, if given in accordance with Subsection 33(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Section 2. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

34. Miscellaneous.

34.1. To induce Landlord to enter into this Lease, Tenant and each Guarantor agree that each shall, within one-hundred and twenty (120) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s and each Guarantor’s audited year-end consolidated financial statements for the previous year. Tenant and each Guarantor represent and warrant that all financial statements, records and information furnished by Tenant and each Guarantor to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials certified by an officer of Tenant and each applicable Guarantor as true, correct and complete in all respects shall suffice for purposes of this Section. In addition, promptly after produced, Tenant and each Guarantor shall furnish Landlord, upon Landlord’s request, unaudited financial statements for the quarter and stub period then-ended for Tenant’s and such Guarantor’s first, second and third fiscal quarters. The provisions of this Section shall not apply at any time to any Guarantor that is traded on any nationally recognized Canadian or United States stock exchange.

34.2. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

34.3. Neither party shall record this Lease.

34.4. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

34.5. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

34.6. Time is of the essence with respect to the performance of every provision of this Lease.

34.7. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

34.8. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

34.9. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

34.10. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

34.11. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

34.12. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

34.13. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

34.14. Each of Tenant and Landlord guarantees, warrants and represents to the other party that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

34.15. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

34.16. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

34.17. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

34.18. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

34.19. Upon Landlord’s request, Tenant agrees to provide Landlord with information reasonably requested by Landlord pertaining to the operations at the Premises for the Permitted Use, such as production statistics/capacity information and other key performance indicators related to its business operations in connection with the Permitted Use (excluding trade secrets with respect to methods and processes or similar proprietary or confidential information). Tenant acknowledges that any such information may be utilized by Landlord in connection with the appraisal, assessment or marketing for sale or lease of the Property.

35. New York State-Specific Provisions.

35.1. Notwithstanding anything to the contrary in New York Real Property Actions and Proceedings Law (“RPAPL”) § 711(2) or any other law or rule of procedure, Landlord’s acceptance of any partial payment on account of rent, even if acknowledged or receipted for in writing, shall not be deemed to constitute Landlord’s “express consent in writing to permit the tenant to continue in possession” as referred to in RPAPL § 711(2). Landlord shall not be deemed to have granted such “express consent in writing to permit the tenant to continue in possession” unless the alleged written consent by Landlord expressly refers to N.Y. RPAPL § 711(2) and expressly states (i.e., contains substantially these words): “Landlord consents to Tenant’s remaining in possession notwithstanding nonpayment of rent.” Any such partial payment shall merely constitute a payment on account and nothing more, and shall not limit any rights or remedies of Landlord.

35.2. Notwithstanding anything contained herein to the contrary, the Landlord acknowledges that its rights of reentry into the Premises as set forth in this Lease do not confer on it the authority to manufacture and/or dispense on the Premises medical marijuana in accordance with Article 33 of the Public Health Law.

35.3. To the extent that such waiver is permitted by and enforceable under Applicable Laws, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights under New York Civil Practice Law and Rules § 2201 (or any other law or rule of procedure, including any provisions of the RPAPL), in connection with any holdover proceedings or other action or proceeding regarding this Lease, rights as a tenant or occupant of the Premises, or possession of the Premises.

35.4. Tenant shall not (and shall not require, permit, suffer, or allow anyone to) clean any window in or near the Premises from the outside in violation of New York Labor Law § 202.

35.5. Tenant shall comply with any law relating to access to the Premises for any excavation on adjacent land. Tenant shall not, by reason of any such excavation, have any claim against Landlord for damages, indemnity, or suspension, diminution, abatement, or reduction of any Rent. Any payment made during the Term for any excavation on adjacent land shall belong to Landlord.

35.6. Nothing in this Lease constitutes Landlord’s consent or request, express or implied, by inference or otherwise: (a) to any contractor, subcontractor, laborer, or material supplier to perform any labor or furnish any materials for any improvement, alteration, or repair of the Premises; or (b) to subject Landlord’s property to any mechanic’s lien.

35.7. Tenant specifically waives the right of redemption under RPAPL § 761, and any similar or successor statute.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and year first above written.

LANDLORD:

IIP-NY 1 LLC,
a Delaware limited liability company

By:	/s/ David Smith
Name:	David Smith
Title:	Chief Financial Officer

TENANT:

GROWN ROGUE NEW YORK, LLC,
a New York limited liability company

By:	/s/ J. Obie Strickler
Name:	J. Obie Strickler
Title:	Managing Member

EXHIBIT A

PREMISES

Parcel I

ALL that certain lot, parcel of land and premises, herinafter described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, designated as a portion of Lot #3 on a plat entitled, “Subdivision Plan for Hudson Crossings II”, filed with the Orange County Clerk’s Office on April 27, 2015 as Map No. 60-2015, said property being more particularly bounded and described as follows:

BEGINNING at a rebar set where the dividing line between Lot #1 and Lot #2 as shown on Orange County Clerk’s Office filed Map #114-12 intersects the southerly line of Lot 7.1, Block 1, Section 36 (Lands of Green Acres Development Group per Liber 3905, Page 026), Town of Montgomery, and running thence from said point along said dividing line the following three courses:

1.	South 18° 50' 45" West, a distance of 904.90 feet to a rebar set; thence

2.	South 41° 59' 13" West, a distance of 209.52 feet to a rebar set; thence

3.	South 20° 58' 05" West, a distance of 1023.27 feet to a rebar set; thence proceeding along the dividing line between said Lot 2 and Lot 21.22, Block 1, Section 1 (Lands of Green Acres Development Group per Liber 3905, Page 026), the following thirteen courses:

1.	North 81° 54' 32" West, a distance of 273.13 feet to a point; thence

2.	North 82° 12' 43" West, a distance of 209.03 feet to a point; thence

3.	North 78° 00' 48" West, a distance of 149.59 feet to a point; thence

4.	North 73° 54' 53" West, a distance of 414.09 feet to a point; thence

5.	North 75° 30' 05" West, a distance of 151.22 feet to a point; thence

6.	North 88° 06' 10" West, a distance of 150.32 feet to a point; thence

7.	South 79° 14' 56" West, a distance of 236.83 feet to a point; thence

8.	South 84° 53' 37" West, a distance of 261.73 feet to a rebar set on a curve; thence

9.	Along a non-tangent curve to the left having a radius of 12,489.00 feet, a central angle of 00° 56' 30", an arc length of 205.28 feet, also bearing a chord of North 26° 24' 19" East, a chord distance of 205.28 feet to a point of non-tangency; thence

10.	North 25° 47' 36" East, a distance of 704.70 feet to a non-tangent point; thence

11.	Along a non-tangent curve to the right having a radius of 1,322.00 feet, a central angle of 03° 48' 52", an arc length of 88.01 feet, also bearing a chord of North 27° 47' 05" East, a chord distance of 87.99 feet to a point of non-tangency; thence

12.	North 29° 44' 35" East, a distance of 590.89 feet to a point of curvature; thence

13.	Along a curve to the left having a radius of 6,760.00 feet, a central angle of 02° 32' 52" an arc length of 300.60 feet, also bearing a chord of North 28° 28' 09" East, a chord distance of 300.58 feet to a point; thence

Along the dividing line between said Lot 2 and Lot 1.22 (n/f reputed owner Theodore I. & Sharon Owens per Liber 2089 Page 1143), Blook 1, Section 1, South 52° 09' 10" East, a distance of 399.79 feet to a metal pipe found; thence proceeding along the dividing line between Proposed Lot 2 and Proposed Lot 3, as shown on said filed Map 60-2015, the following nine courses:

1.	South 38° 27' 17" West, a distance of 537.44 feet to a rebar set; thence

2.	South 43° 28' 40" East, a distance of 644.09 feet to a rebar set; thence

3.	North 76° 04' 53" East, a distance of 643.64 feet to a metal fence post; thence

4.	South 49° 20' 53" East, a distance of 85.81 feet to a rebar set; thence

5.	North 40° 27' 05" East, a distance of 275.89 feet to a point of curvature; thence

6.	Along a curve to the left having a radius of 475.00 feet, a central angle of 22° 02' 48", an arc length of 182.77 feet, also bearing a chord of North 29° 25' 41" East, a chord distance of 181.65 feet to a point of tangency; thence

7.	North 18° 24' 17" East, a distance of 654.71 feet to a point of curvature; thence

8.	Along a curve to the left having a radius of 375.00 feet, a central angle of 30° 22' 25", an arc length of 198.79 feet, also bearing a chord of North 03° 13' 04" Fast, a chord distance of 196.48 feet to a point of tangency; thence

9.	North 11° 58' 08" West, a distance of 28.86 feet to a rebar set; thence

Along the aforementioned dividing line between Lot 2 as shown on said Map #114-12, Town of Hamptonburgh, and Lot 7.1, Block 1, Section 36, Town of Montgomery, South 62° 34' 19" East, a distance of 158.30 feet to the point of BEGINNING

Parcel II

ALL that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled, “Phase 1 Final Plan for Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC, last revised June 10, 2004, and recorded in the Orange County Clerk’s Office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the northerly side of Eager Road and noted as “Area = 28.7 +/- AC Portion of Lot 1”.

Parcel III

ALL that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled, “Phase 1 Final Plan for Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC, last revised June 10, 2004, and recorded in the Orange County Clerk’s Office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the southerly side of Eager Road and noted as “Area = 11.2 +/- AC Portion of Lot 1”.

Composite Description:

ALL that certain lot, parcel of land and premises, hereinafter described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, designated as Lot “3” on a plat entitled, “Subdivision Plan for Hudson Crossings II, Section No. 1, Block No. 1, Lot No. 21.212, Town of Hamptonburgh, Orange County, New York”, prepared by Langan Engineering, Environmental, Surveying and Landscape Architecture, D.P.C., Elmwood Park, New Jersey, dated December 19, 2014, last revised April 2, 2015, said plat having been filed in the Orange County Clerk’s Office on April 27, 2015 as Map No. 60-2015.

TOGETHER with and subject to the terms and conditions of the following:

1.	Declaration of Right of Way recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1559, as assigned by Assignment and Grant Easement recorded 8/6/15 in Liber 13928 page 1834.

2.	Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on February 29, 2008 in Liber 12624 of Deeds at page 807.

First Amendment Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on April 5, 2013 in Liber 13539 of Deeds at page 232.

3.	Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1387.

First Amendment to Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 13, 2015 in Liber 13893 of Deeds at page 1046.

4.	Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on July 19, 2012 in Liber 13377 of Deeds at page 1381.

Revised Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on April 20, 2015 in Liber 13887 of Deeds at page 1043.

First Amendment to Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on May 14, 2015 in Liber 13894 of Deeds at page 43.

5.	Declaration of Drainage Easement recorded 2/28/2008 in Liber 12623 p 608.

6.	Declaration of Utility Easements, Water and Sewer recorded 2/28/08 in Liber 12623 p 602.

7.	Declaration of Drainage Easement recorded at Liber 12657 of Deeds as page 1554.

8.	Grading and Construction Easement recorded at Liber 12657 of Deeds at page 1572.

EXHIBIT B

TENANT’S PERSONAL PROPERTY

1.	All intellectual property of Tenant or any of Tenant’s affiliates.

2.	All licenses relating to the cultivation, production and/or dispensing of cannabis for medical use and/or adult use (and/or any other use), as well as ancillary rights related to such licenses.

B-1

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

To:	IIP-NY 1 LLC

11440 West Bernardo Court, Suite 100

San Diego, California 92127

Attention: Legal

Re:	14 Hudson Crossing Drive in Montgomery, New York (the “Premises”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant under a lease (the “Lease”) for the Premises dated as of [_______], 20[__]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises. The lease term expires on [_______], 20[__].

2. Tenant took possession of the Premises, currently consisting of [_______] square feet, on [_______], 20[__], and commenced to pay rent on [_______], 20[__]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [_______]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__]. There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[_______] per month.

5. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

6. The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].

7. Except as set forth in the Lease, Tenant has no rights or options to purchase the Premises.

8. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises in violation of any environmental laws.

9. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Premises/making a loan secured by the Premises] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], IIP-NY 1 LLC, IIP Operating Partnership, LP, Innovative Industrial Properties, Inc., and any [other] mortgagee of the Premises and their respective successors and assigns.

[Signature page follows]

C-1

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [____] day of [_______], 20[__].

[_______], a [_______]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is executed effective on the ____ day of [_______], 20[__], by Grown Rogue International, Inc., an Ontario corporation (“Guarantor”), whose address for notices is 550 Airport Road, Medford, OR 97504, Attn: Accounting, in favor of IIP-NY 1 LLC, a Delaware limited liability company (“Landlord”), whose address for notices is 11440 West Bernardo Court, Suite 100, San Diego, California 92127, Attn: Legal.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a) Landlord, as Landlord, and Grown Rogue New York, LLC, a New York limited liability company (“Tenant”), entered into that certain Lease dated as of August [__], 2026 (the “Lease”), with respect to certain real property located at 14 Hudson Crossing Drive in Montgomery, New York (the “Leased Premises”).

(b) Guarantor is an affiliate of Tenant and is therefore receiving a substantial benefit for executing this Guaranty.

(c) Landlord would not have entered into the Lease with Tenant without having received the Guaranty executed by Guarantor as an inducement to Landlord.

(d) By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all rent and other sums required to be paid by Tenant under the Lease and any other indebtedness of Tenant, (ii) performance of all other terms, covenants, conditions and obligations of Tenant arising out of the Lease and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Lease (including, without limitation, all reasonable attorneys’ fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such default), and (iii) payment of any and all expenses (including reasonable attorneys’ fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under the Lease or this Guaranty within five (5) days after Landlord’s demand thereafter (collectively, the “Guaranteed Obligations”).

2. Guaranty. From and after the Execution Date (as such term is defined under the Lease), Guarantor absolutely, unconditionally and irrevocably guarantees, as principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Lease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant, the same as if Guarantor was named therein as Tenant with joint and several liability with Tenant, and any remedies that Landlord has under the Lease against Tenant shall apply to Guarantor as well. If Tenant defaults in any Guaranteed Obligation under the Lease, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing under the Lease. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Lease. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor’s obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Lease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Tenant. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, setoff, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty. This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Tenant under the Lease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Tenant or Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Tenant, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Tenant or any other party (an “Invalidated Payment”), then Guarantor’s obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3. No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor’s liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Lease or this Guaranty, or any obligation or liability of Tenant, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Lease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord’s consent), (f) any holdover by Tenant beyond the term of the Lease (g) any termination of the Lease, (h) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Tenant, even if Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord’s rights hereunder or Guarantor’s obligations hereunder, unless otherwise agreed in writing thereunder or under the Lease.

4. Remedies.

(a) If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Tenant’s obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Tenant in any action brought hereunder or to commence any action against or obtain any judgment against Tenant or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Tenant under the Lease after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Tenant regarding the fulfillment by Tenant of any obligation under the Lease.

(b) Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Landlord that Guarantor may be joined in any action by or against Tenant in connection with the Lease. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5. Waivers. With the exception of the defense of prior payment, performance or compliance by Tenant or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord’s claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

6. Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

7. Representations and Warranties. Guarantor hereby represents and warrants that (a) Guarantor has goods and net worth that are sufficient to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (b) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor’s execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor’s organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (f) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (g) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (h) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor’s ability to perform under, this Guaranty.

8. Subordination. In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Tenant now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations. So long as an uncured event of default exists under the Lease, (a) at Landlord’s written request, Guarantor shall cause Tenant to pay to Landlord all or any part of any funds invested in or loaned to Tenant by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. Until all of Tenant’s obligations under the Lease are fully performed, Guarantor shall have no right of subrogation against Tenant by reason of any payments, acts or performance by Guarantor under this Guaranty.

9. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

10. Attorneys’ Fees. In the event any litigation or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys’ fees relating to or arising out of such Proceeding.

11. Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

12. Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

13. Successors and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

14. Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

15. Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

16. Withholding. Unless otherwise agreed in the Lease, any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, “Taxes”). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

17. Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord’s assessment of the financial condition of Tenant. Guarantor has adequate means to obtain information from Tenant on a continuing basis concerning the financial condition of Tenant and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Tenant’s financial condition and of all circumstances bearing upon the risk of Tenant’s failure to perform the Guaranteed Obligations.

18. Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord’s prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. Guarantor’s obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Tenant or by any defense that Tenant may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

19. Conveyance, Transfer of Additional Indebtedness. Without Landlord’s prior written consent, Guarantor shall not convey, sell, lease or transfer any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill any of the Guaranteed Obligations.

20. Financials. To induce Landlord to enter into the Lease, Guarantor shall provide to Landlord all information as required to be provided by Tenant and/or Guarantor pursuant to Section 34.1 of the Lease, subject to all conditions set forth in that Section.

21. Joint and Several Liability. Guarantor’s liability under this Guaranty shall be joint and several with any and all other Guarantors in accordance with the terms and conditions of the Lease.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

Grown Rogue International, Inc.,
an Ontario corporation

By:
Name:
Title:

EXHIBIT E-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1.	Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.	Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3.	Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4.	Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5.	Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.	Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage. The policy form shall be the most current ISO form CG001, or its equivalent.

Tenant contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability: Bodily Injury and Property Damage	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

b.	Commercial Automobile Liability: Bodily Injury and Property Damage	$1,000,000 per accident

c.	Employer’s Liability: Each Accident Disease – Policy Limit Disease – Each Employee	$1,000,000 $1,000,000 $1,000,000

d.	Excess/Umbrella Liability: Bodily Injury and Property Damage	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $15,000,000 per occurrence / aggregate.

e.	Professional Liability	$1,000,000 per claim $1,000,000 aggregate

E-1-1

Except for professional liability coverage, all subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord; provided the coverage for Umbrella Liability shall be no less than $3,000,000 per occurrence / aggregate. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. Landlord and its mortgagees shall be contractually required to be named as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies on a primary and non-contributory basis as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation in favor of all Additional Insureds with respect to any claims covered or that should have been covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

If any contractor’s work involves the handling or removal of asbestos (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Contractors’ Pollution Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

E-1-2

E-1-3

EXHIBIT G

LANDLORD WORK SITE PLAN

[See Attached]

G-1

TOWN OF HAMPTONBURGH, ORANGE COUNTY, NY

TABLE OF BULK REGULATIONS

LUI - GENERAL INDUSTRIAL (LIMITED USES) ZONING DISTRICT

(AMENDED 7-6-2015 by L.L. No. 1-2015)

	PERMITTED	EXISTING	PROPOSED
MINIMUM LOT SIZE (SQUARE FEET)	40,000	1,694,791	1,694,791
ROAD FRONTAGE (FEET)	100	NA	NA
LOT WIDTH (FEET)	150	600	600
FRONT YARD (FEET)	60	372.6	372.6
REAR YARD (FEET)	30	589.0	395.8
MINIMUM SIDE YARD (ONE/BOTH) (FEET)	30/60	59.76/341.9	59.76/237.76
HEIGHT LIMIT FOR WAREHOUSE BUILDINGS (FEET)	50	<50	31
PERCENT DEVELOPMENT COVERAGE	70%	21.20%	23%
PERCENT BUILDING COVERAGE	35%	7.80%	10.56%

EXISTING/PROPOSED USE: MANUFACTURING/LIGHT OR NONNUISANCE MANUFACTURING

PARKING REQUIREMENTS: ONE PER EMPLOYEE AT MAXIMUM SHIFT, PLUS THREE ADDITIONAL SPACES. USING EMPLOYEE INFORMATION FROM PRIOR APPROVED SITE PLAN, REQUIRED PARKING IS 75 + 3 = 78 SPACES. EXISTING SPACES AT THE SITE: 94 REGULAR + 4 ACCESSIBLE = 98 SPACES.

LOADING REQUIREMENTS: PER 10,000 SQUARE FEET OR FRACTION THEREOF OF SUCH USE: ONE BERTH, FOR EACH ADDITIONAL 20,000 SQUARE FEET OR FRACTION THEREOF: ONE ADDITIONAL BERTH. FOR THE PROPOSED SQUARE FOOTAGE OF BUILDINGS, WE GET 1 LOADING SPACE/BERTH PER 10,000 S.F., AND FOR EACH ADDITIONAL 20,000 S.F., WE GET 7 SPACES/BERTHS FOR A REQUIRED LOADING OF 1 + 7 = 8 SPACES/BERTHS. BASED ON INFORMATION PROVIDED ON THE PRIOR APPROVED SITE PLAN, 9 EXISTING OFF-STREET TRUCK LOADING SPACES OR LOADING BERTHS ARE ON THE SITE.

TOWN OF HAMPTONBURGH, ORANGE COUNTY, NY

TABLE OF PARKING & LOADING REQUIREMENTS

PARKING FOR LIGHT OR NONNUISANCE MANUFACTURING USE

LOADING FOR MANUFACTURING, WHOLESALE, STORAGE USES

	REQUIRED	EXISTING	PROPOSED
OFF-STREET PARKING SPACES	78	98	NO CHANGE
OFF-STREET LOADING SPACES OR BERTHS	8	9	NO CHANGE

EVERY NONRESIDENTIAL LAND USE OR STRUCTURE SHALL BE PROVIDED WITH OFF-STREET TRUCK LOADING SPACES OR LOADING BERTHS AND OFF-STREET PARKING AS SET FORTH IN CHAPTER 110, ZONING.

TABLE OF EXISTING AND PROPOSED ON-SITE STRUCTURES/BUILDINGS

	EXISTING CONDITIONS	PROPOSED CONDITIONS
BUILDING HH	25,835 S.F.	25,835 S.F.
EAST CONNECTOR	3,122 S.F.	3,122 S.F.
BUILDING GH1	46,652 S.F.	3,370 S.F.
WEST CONNECTOR	3,344 S.F.	3,344 S.F.
BUILDING GH2	47,659 S.F.	47,659 S.F.
BUILDING IG3	46,652 S.F.	46,652 S.F.
HALLWAY STRUCTURE	---	6,590 S.F.
TOTAL	173,264 S.F.	116,572 S.F. (21% REDUCTION)

SQUARE FOOTAGE OF EXISTING BUILDINGS BASED ON AS-BUILT SURVEY PREPARED BY CONTROL POINT ASSOCIATES INC PC, DATED AUGUST 14, 2023, LAST REVISION DATED APRIL 27, 2026.

LOCATION PLAN

N.T.S.

N/F Lands of
The Sharon Owens NY
Revocable Trust
N/F Lands of
Blackhawk Development, LLC
N/F Lands of
Green Acres
Development Group
N/F Lands of
Carlisle Construction
Materials
WOODED REGULATED WETLAND
PROPOSED HALLWAY STRUCTURE
FEDERAL WETLAND
NORTH

0 50' 100' 200'

Scale: 1" = 100'-0"

WST LED
Architectural Wall Sconce
Specifications
Optional Back Box (BBW)
Optional Back Box (PBBW)
Photometric Diagrams
FEATURES & SPECIFICATIONS

1 WST LED LIGHT DETAIL

N.T.S.

NOTES:

1. BASE MAP FOR SITE PLAN OBTAINED FROM SURVEY PREPARED BY CONTROL POINT ASSOCIATES INC PC, DATED AUGUST 14, 2023, ENTITLED "ASBUILT MAP OF A PORTION OF LANDS OF IIP-NY 1, LLC", SIGNED AND SEALED BY CHRISTOPHER T. GREY, L.S. NEW YORK PROFESSIONAL LAND SURVEYOR #51084, LAST REVISION DATED APRIL 27, 2026.
2. NORTH AS PER OCCO FM #60-2015.
3. DURING CONSTRUCTION, OUTDOOR CONSTRUCTION ACTIVITIES SHALL BE RESTRICTED TO THE HOURS OF 7 AM TO 7 PM, MONDAY THROUGH FRIDAY, WITH HOLIDAYS EXCLUDED.
4. WHEN AN END USER FOR THE SITE HAS BEEN DETERMINED, SAID USER MAY NEED TO REAPPEAR BEFORE THE PLANNING BOARD TO ENSURE SEQR AND USE COMPLIANCE.
5. GRAVEL PARKING AREA AND TEMPORARY STEEL STEP STRUCTURE IN THE SOUTHEAST CORNER OF THE SITE ARE FOR USE DURING CONSTRUCTION AND WILL BE REMOVED AT THE END OF CONSTRUCTION ACTIVITIES.

PROJECT

14 Hudson Crossing Dr. Green House 1 Corridor Roof Replacement

Montgomery New York

CLIENT

IIP-NY 1 LLC

11440 West Bernardo Court, suite 100
San Diego, CA 92127

PRIME CONSULTANT AND STRUCTURAL ENGINEER

McLaren
KCI A DIVISION OF KCI

M. G. McLaren Engineering and Land Surveying P.C.
530 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
T: 201.775.6000 www.kci.com

CONSULTANTS

ARCHITECT:
Liscum McCormack Van Voorhis
181 Church St., Suite 200
Poughkeepsie, NY 12601
PHONE: 845-452-6255

SEAL

SEAL DATE

WARNING - IT IS A VIOLATION OF NEW YORK STATE EDUCATIONAL LAW SECTION 7209.2, FOR ANY PERSON, UNLESS HE OR SHE IS ACTING UNDER THE DIRECTION OF A LICENSED PROFESSIONAL ENGINEER OR LAND SURVEYOR, TO ALTER THIS DOCUMENT IN ANY WAY. IF ALTERED, THE ALTERING PERSON SHALL COMPLY WITH THE REQUIREMENTS OF NEW YORK EDUCATIONAL LAW, SECTION 7209.2

NO.	DATE	ISSUANCE/REVISION	BY
01	5/20/26	PER PLANNING BOARD COMMENT	RAL

PROJECT NO. 00053860_001	SCALE AS NOTED
DATE MAY 20, 2026	DRAWN BY PF
CHECKED BY RAL	APPROVED BY RAL

DRAWING ISSUANCE / STATUS

DRAWING TITLE

AMENDED SITE PLAN

DRAWING NO.

A-100

1 OF 3 SHTS

COPYRIGHT © 2026, M. G. McLaren Engineering and Land Surveying P.C.

BLACKTOP ROAD
PADS W/ UTILITY
MH2
MH3
MH4
CB4
CB5
CB6
SECURITY CAMERA
GUTTER DRAINS(TYP)
ENTRY FF=428.5'
INV=425.8
24"CNC
INV=421.9
15"CPP
GAS METER
S75°53'49"W
12"CPP
EXISTING PORTION OF FORMER BUILDING GH1 TO REMAIN 3,370 S.F.
LINES OF EXISTING BUILDING AND ROOF TO BE DEMOLISHED, SLAB ON GRADE TO REMAIN
WEST CONNECTOR 3,344 S.F. (TO REMAIN)
FORMER BUILDING GH1 FF=427.0
EAST CONNECTOR 3,122 S.F. (TO REMAIN)
SEE ENLARGED PLAN BELOW
BUILDING GH2 47,650 S.F. FF=428.5 (TO REMAIN)
BUILDING IG3 46,652 S.F. FF=428.5 (TO REMAIN)
BUILDING HH 25,835 S.F. FF=426.0 (TO REMAIN)
PROP. EMERGENCY LIGHT FIXTURE LITHONIA WST LED P3 40K VF WALL MOUNTED SCONCE, OR APPROVED EQUAL 10-FOOT MOUNTING HEIGHT (TYP.)
EXISTING COLUMNS & PARTIALLY CONSTRUCTED ROOF TRUSSES TO BE DEMOLISHED, SLAB ON GRADE TO REMAIN
CULVERTS NO INVERTS ACCESSIBLE
CB3
DETENTION AREA
ENTRY PAD
RIM=426.6
RIM=426.6
INACCESSIBLE
RIM=426.5
RIM=426.5
INACCESSIBLE
CB2
CB1
PAD
INV=426.0
10"CPP
INV=426.2
FF=428.5' ENTRY
CB RIM=426.6
INV=426.5
INV=422.5
15"CPP
MH1
INV=422.2
BLACKTOP ROAD
GRAVEL
RIM=422.0 INACCESSIBLE
420
NO INVERTS ACCESSIBLE RIM=426.0
WALL
INV=414.0
24"CPP
LAWN
WALK
HANDICAP

1 PROPOSED DEMOLITION PLAN

Scale: 1" = 30'-0"

EXISTING PORTION OF FORMER BUILDING GH1 TO REMAIN 3,370 S.F.
PROP. EMERGENCY LIGHT FIXTURE LITHONIA WST LED P3 40K VF WALL MOUNTED SCONCE, OR APPROVED EQUAL 10-FOOT MOUNTING HEIGHT (TYP.)
PROPOSED HALLWAY STRUCTURE
6,590 S.F.
FF=427.0
0.1
0.5
1.0
5.0

2 PROPOSED PLAN ENLARGED

Scale: 1" = 10'-0"

14 Hudson Crossing Dr.
Green House 1
Corridor Roof
Replacement

Montgomery New York

IIP-NY 1 LLC

11440 West Bernardo Court, suite 100
San Diego, CA 92127

PRIME CONSULTANT AND STRUCTURAL ENGINEER

McLaren
KCI A DIVISION OF KCI

M. G. McLaren Engineering and Land Surveying P.C.

ARCHITECT:
Liscum McCormack Van Voorhis

PROJECT NO.	00052880_001	SCALE	AS NOTED
DATE	MAY 20, 2026	DRAWN BY	PF
CHECKED BY	RAL	APPROVED BY	RAL

01 5/20/26 FOR PLANNING BOARD COMMENT RAL

AMENDED PLAN

A-101

2 OF 3

COPYRIGHT © 2026, M. G. McLaren Engineering and Land Surveying P.C.